As filed with the U.S. Securities and Exchange Commission on July 27, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OSISKO GOLD ROYALTIES LTD
(Exact name of registrant as specified in its charter)
Québec, Canada
(Province or other jurisdiction of incorporation or organization)
1040
(Primary Standard Industrial Classification Code Number, if applicable)
Not applicable
(I.R.S. Employer Identification No., if applicable)
1100 avenue des Canadiens-de-Montréal
Suite 300, Montreal, Québec
H3B 2S2
Tel: (514) 940-0670
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
28 Liberty Street
New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
André Le Bel Osisko Gold Royalties Ltd 1100 avenue des Canadiens- de-Montréal, Suite 300 Montreal, Québec Canada, H3B 2S2 Tel: (514) 940-0670	Christopher J. Cummings Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada, M5K 1J3 Tel: (416) 504-0520	Sander A.J.R. Grieve Linda E. Misetich Dann Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario Canada, M5X 1A4 Tel: (416) 777-4826
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
Province of Québec, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.
☒   upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.
☐   at some future date (check the appropriate box below):

1.
☐   pursuant to Rule 467(b) on (                 ) at (                 ) (designate a time not sooner than 7 calendar days after filing).

2.
☐   pursuant to Rule 467(b) on (                 ) at (                 ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                 ).

3.
☐   pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.
☐   after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

SHORT FORM BASE SHELF PROSPECTUS
New Issue	July 26, 2023
OSISKO GOLD ROYALTIES LTD
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units
Osisko Gold Royalties Ltd (“Osisko” or the “Corporation”) may offer and sell from time to time the following securities: common shares in the capital of the Corporation (“Common Shares”), debt securities which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series (“Debt Securities”), warrants to purchase Common Shares and other Securities (as defined below) (“Warrants”), subscription receipts convertible into Common Shares or other Securities (“Subscription Receipts”), and units comprised of one or more of any of the other Securities, or any combination of such Securities (“Units”), or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), in one or more transactions during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective.
The Corporation is permitted under the multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.
Prospective investors of the Securities should be aware that the acquisition of the Securities may have tax consequences. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of a province of Canada, that most of its officers and directors are not residents of the United States, that some or all experts named herein are not residents of the United States, and that a substantial portion of the assets of the Corporation and said persons are located outside the United States. See “Enforceability of Civil Liabilities”.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
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The Corporation will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus and may include, where applicable, (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, their specific designation, aggregate principal amount, denominations, currency, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption at the option of the Corporation or the holder, any terms for sinking fund payments, conditions and procedures for the exchange of the Debt Securities into or for Common Shares and/or other Securities, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any terms for subordination to other indebtedness, whether the Debt Securities will be secured by any asset or guaranteed by any other person, the material covenants applicable to the Debt Securities, any listing on a securities exchange, and any other terms specific to the Debt Securities being offered; (iii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares and/or other Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, any listing on a securities exchange, and any other terms specific to the Warrants being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the conditions and procedures for the exchange of the Subscription Receipts for Common Shares and/or other Securities, provisions applicable to any escrow of the proceeds from the sale of the Subscription Receipts and for the release of such proceeds from escrow, any securities exchange listing, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.
In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or subsidiary of the Corporation. The consideration of any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus, including as permitted under the WKSI Blanket Orders (as defined herein), will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.
This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Corporation may offer and sell the Securities to or through underwriters purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Corporation from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to the Corporation and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents, and any other material terms.
This Prospectus may qualify an “at-the-market distribution”. The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by the Corporation. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 — Shelf Distributions), unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
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Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.
The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “OR”. On July 25, 2023, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE was $19.78 and US$15.04 respectively.
As of July 24, 2023, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders. See “Well-Known Seasoned Issuer”.
Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts and Units will not be listed on any securities exchange. There is currently no market through which Securities other than Common Shares may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.
An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See “Cautionary Note Regarding Forward Looking Information” and “Risk Factors”.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.
No person is authorized by the Corporation to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Corporation’s business, financial condition, results of operations and prospects may have changed since such date.
Edie Hofmeister, a director of the Corporation, resides outside Canada. Mrs. Hofmeister has appointed the Corporation as agent of service of process at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2.
The head office of Osisko is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2. The registered office of Osisko is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2.

GENERAL MATTERS
Unless otherwise noted or the context indicates otherwise, the “Corporation” or “Osisko” refer to Osisko Gold Royalties Ltd and its wholly-owned subsidiaries. The Corporation has not authorized anyone to provide readers with information different from that contained in this Prospectus. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Corporation, www.osiskogr.com, shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein contain or incorporate by reference “forward-looking information” with respect to the Corporation. Except for statements of historical fact relating to Osisko, information contained herein constitutes forward-looking information, including any information related to the offering and Osisko’s strategy, plans or future financial or operating performance. Forward-looking information is characterized by words such as “plan”, “expect”, “budget”, “target”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may”, “will”, “could” or “should” occur, or by discussions of strategy and includes any guidance and forecasts appearing in this Prospectus, any Prospectus Supplement or in the documents incorporated by reference in this Prospectus (including, but not limited to, production guidance of the Corporation). In order to give such forward-looking information, the Corporation has made certain assumptions about its business, operations, the economy and the mineral exploration industry in general. In this respect, the Corporation has assumed that exploration and development of the Corporation’s mineral properties will remain consistent with management’s expectations, contracted parties provide goods and services on agreed timeframes, equipment works as anticipated, required regulatory approvals are received, no unusual geological or technical problems occur, no material adverse change in the price of gold occurs and no significant events occur outside of the Corporation’s normal course of business. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking information included in this Prospectus or any Prospectus Supplement should not be unduly relied upon. Forward-looking information include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact.
Forward-looking information is based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made, and are inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those described in, or implied by, the forward-looking information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from a conclusion, forecast or projection contained in the forward-looking statements in this Prospectus, including, but not limited to, the following material factors:
(a)
the speculative nature of mining operations;

(b)
the Corporation having no control over mining operations and having limited access to data regarding the operation of mines in which it only holds a royalty, stream or other interest, making the Corporation dependent on the owners and operators of certain properties;

(c)
a failure of operators of properties in which the Corporation holds royalties, streams or other interests to abide by their contractual obligations with respect to royalty, stream or other payments;

(d)
in respect of mines in which the Corporation only holds royalties, streams or other interests, the Corporation having no contractual rights relating to the operation or development of such mines and, therefore, not having control over the operators or their decisions and activities relating to properties in which the Corporation holds royalties, streams or other interests, and more particularly, the Corporation not being entitled to any material compensation, control or input in decision-making if these mining operations do not commence production within the time frames that are anticipated or meet their forecasted production targets in any specified period or if the operators, or any other person or entity having such authority, decide to shut down the mine or discontinue operations on a temporary or permanent basis;

(e)
the ability of the Corporation to attract and retain qualified management to grow its business;

(f)
fluctuations in currencies;

(g)
whether or not Osisko is determined to have “passive foreign investment company” status as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended;

(h)
changes in gold and other metal or commodity prices on which the Corporation’s royalty, stream or other interests are paid or prices associated with the primary metals mined at properties in which the Corporation holds royalties, streams or other interests;

(i)
the availability of royalties, streams and other interests for acquisition or other acquisition opportunities and the availability of debt or equity financing necessary to complete such acquisitions;

(j)
potential failure to complete future acquisitions or transactions;

(k)
the performance of the companies in the investment portfolio of the Corporation;

(l)
economic and market conditions;

(m)
future financial needs and availability of adequate financing;

(n)
application of or changes to laws governing the Corporation or the operators of properties where the Corporation holds royalties, streams or other interests;

(o)
the Corporation’s ability to make accurate assumptions regarding the valuation, timing and amount of payments in respect of its royalties, streams or other interests;

(p)
the production at or performance of properties where the Corporation holds royalties, streams or other interests;

(q)
changes in estimates of mineral reserves and mineral resources by operators of properties where the Corporation holds royalties, streams or other interests;

(r)
the acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where the Corporation holds royalties, streams or other interests;

(s)
ramp-up risks relating to operations at the properties where the Corporation holds royalties, streams or other interests;

(t)
risks relating to environmental or social factors or incidents which may adversely impact operations at the properties where the Corporation holds royalties, streams or other interests;

(u)
mine operating and ore processing facility problems (including, but not limited to, labour disputes resulting in work stoppages and/or delays), pit wall or tailings dam failures, natural catastrophes such as floods or earthquakes and access to raw materials, water and power on the properties in which the Corporation holds royalties, streams or other interests;
(v)
royalty interests are subject to title and other defects and disputes by operators of mining projects and holders of mining rights, and these risks may be difficult to identify;

(w)
publication of inaccurate or unfavourable research by securities analysts or other third parties;

(x)
responses of relevant governments to any health epidemic, pandemic and other outbreak of infectious disease and the effectiveness of such response and the potential impact of any health epidemic, pandemic and other outbreak of infectious disease on the Corporation’s business, operations and financial condition; and

(y)
uncertainty or adverse changes relating to foreign policy matters, turmoil and conflict in certain geopolitical regions, military conflicts and other world events which have the potential to adversely affect the performance of and outlook for the Canadian and global economies.

For a more detailed discussion of these factors and other risks, see the section entitled “Risk Factors” herein and the section entitled “Risk Factors” contained in the AIF (as defined herein). New factors emerge from time to time, and it is not possible for management to predict all of those factors or to assess in advance the impact of each such factor on the Corporation’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
Although Osisko has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in, or implied by, the forward-looking information, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The reader is cautioned not to place undue reliance on forward-looking information. The forward-looking information contained herein is presented for the purpose of assisting investors in understanding Osisko’s expected financial and operational performance and Osisko’s plans and objectives and may not be appropriate for other purposes. Osisko may rely on information publicly disclosed by other issuers and third parties pertaining to its assets, and therefore, assumes no liability for such third party public disclosure.
All forward-looking information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference in this Prospectus is given as of the date hereof or thereof, as the case may be, and is based upon the opinions and estimates of management and information available to management of the Corporation as at the date hereof or thereof. The Corporation undertakes no obligation to update or revise the forward-looking information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by applicable laws. Investors should read this entire Prospectus, and each applicable Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects of their investment in the Securities.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING THE USE OF
MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
Osisko is subject to the reporting requirements of the applicable Canadian securities laws, and as a result reports information regarding mineral properties, mineralization and estimates of mineral reserves and mineral resources in accordance with Canadian reporting requirements, which are governed by National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”). As such, the information included or incorporated herein concerning mineral properties, mineralization and estimates of mineral reserves and mineral resources is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.
CAUTIONARY NOTE TO U.S. INVESTORS
REGARDING PREPARATION OF FINANCIAL INFORMATION
As a Canadian company, Osisko prepares its financial statements in accordance with IFRS. Consequently, all of the financial statements and financial information of Osisko included or incorporated herein is prepared in accordance with IFRS, which is materially different from financial statements and financial information prepared in accordance with U.S. generally accepted accounting principles.
CAUTIONARY NOTE REGARDING NON-IFRS FINANCIAL MEASURES
Osisko has included certain performance measures that do not have any standardized meaning prescribed by IFRS including “cash margin (in dollars and in percentage of revenues)”, “adjusted earnings (loss)” and “adjusted earnings (loss) per basic share” to supplement its consolidated financial statements, which are incorporated by reference herein and presented in accordance with IFRS.
The presentation of these non-IFRS measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under IFRS. As Osisko’s operations are primarily focused on precious metals, the Corporation presents cash margins and adjusted earnings (loss) as it believes that certain investors use this information, together with measures determined in accordance with IFRS, to evaluate the Corporation’s performance in comparison to other companies in the precious metals mining industry who present results on a similar basis. However, other companies may calculate these non-IFRS measures differently. For further information regarding the non-IFRS financial measures used by Osisko, see “Non-IFRS Financial Performance Measures” in the Annual MD&A and Interim MD&A (each as defined herein). The Annual MD&A and Interim MD&A are incorporated by reference herein. The Annual MD&A and Interim MD&A are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and at the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov.
ENFORCEABILITY OF CIVIL LIABILITIES
The Corporation is incorporated under and governed by the Business Corporations Act (Québec). Edie Hofmeister, a director of the Corporation, resides outside of Canada and has appointed the following agent as her agent for service of process:
Name of Person	Name and Address of Agent
Edie Hofmeister	Osisko Gold Royalties Ltd 1100 avenue des Canadiens-de-Montréal, Suite 300 P.O. Box 211 Montréal, Québec, Canada, H3B 2S2
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
In addition, most of the Corporation’s directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for any holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of the Corporation’s directors and officers and experts under the United States federal securities laws. The Corporation has been advised by its Canadian counsel, Bennett Jones LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Bennett Jones LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.
The Corporation filed with the SEC, concurrently with the Corporation’s registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System at 28 Liberty St., New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
Investors should rely only on information contained in this Prospectus, each applicable Prospectus Supplement or any information incorporated by reference herein and therein. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides the reader with different or additional information, the reader should not rely on it. The Corporation is not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in this Prospectus, any Prospectus Supplement or in any document incorporated or deemed to be incorporated by reference in this Prospectus and any Prospectus Supplement(s) is accurate only as of the respective date of the document in which such information appears. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.
CURRENCY PRESENTATION AND FINANCIAL INFORMATION
Unless otherwise indicated, all references to monetary amounts in this Prospectus are denominated in Canadian dollars. The financial statements of the Corporation incorporated herein by reference are reported in Canadian dollars and are prepared in accordance with IFRS. Unless otherwise indicated, all references to “$”,”C$” and “dollars” in this Prospectus refer to Canadian dollars. References to “US$” in this Prospectus refer to United States dollars.
The following table sets forth, for each period indicated, the low and high exchange rates for United States dollars expressed in Canadian dollars, the exchange rate at the end of such period and the average of such exchange rates for each day during such period, based on the rate of exchange as reported by the Bank of Canada for the conversion of one United States dollar into Canadian dollars:
	Six Months Ended	Year Ended December 31,
	June 30, 2023	2022	2021	2020
	($)	($)	($)	($)
Low	1.3151	1.2451	1.2040	1.2718
High	1.3807	1.3856	1.2942	1.4496
Period End	1.3240	1.3544	1.2678	1.2732
Average	1.3477	1.3011	1.2535	1.3415

On July 25, 2023, the rate of exchange for one United States dollar, expressed in Canadian dollars, based on the Bank of Canada, was US$1.00=C$1.3184 (or C$1.00 =US$0.7585).
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Osisko Gold Royalties Ltd, 1100 avenue des Canadiens-de-Montréal, Suite 300, P.O. Box 211, Montréal, Québec, Canada, H3B 2S2 (514) 940-0670, and are also available electronically under the issuer profile of the Corporation at www.sedar.com. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval (“SEDAR”) are not incorporated by reference in this Prospectus except as specifically set out herein.
The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in Canada subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents of the Corporation, filed with securities commissions or similar authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of the Corporation for the fiscal year ended December 31, 2022, dated March 24, 2023 (other than the section titled “2023 Guidance and 5-Year Outlook”) (the “AIF”);

(b)
the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2022 and December 31, 2021, together with the notes thereto (the “Annual Financial Statements”) and the report of independent registered public accounting firm thereon, dated February 23, 2023 (other than the footnote to the independent registered public accounting firm’s report included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into the registration statement on Form-10 of which this short form base shelf prospectus forms a part);

(c)
the management’s discussion and analysis of the Corporation dated February 23, 2023 relating to the Annual Financial Statements, (other than the section titled “2023 Guidance and 5-Year Outlook”) (the “Annual MD&A”);

(d)
the unaudited condensed interim consolidated financial statements of the Corporation as at and for the three months ended March 31, 2023, together with the notes thereto (the “Interim Financial Statements”);

(e)
the management’s discussion and analysis of the Corporation dated May 10, 2023 relating to the Interim Financial Statements (other than the section titled “2023 Guidance”) (the “Interim MD&A”);

(f)
the management information circular of the Corporation dated May 10, 2023 in connection with the annual meeting of shareholders of the Corporation held on June 7, 2023; and

(g)
the news release dated July 6, 2023 issued in respect of Osisko’s second quarter deliveries, revenues, cash margin and asset advancements (the “Update News Release”).

Any document of the type referred to in section 11.1 of Form 44-101F1 Short Form Prospectus filed by the Corporation after the date of this Prospectus and all Prospectus Supplements (only in respect to the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in, and form an integral part of, this Prospectus.

In addition, any similar documents filed or furnished by the Corporation with the SEC in its periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the Registration Statement of which this Prospectus forms a part if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. The documents of the Corporation filed with, or furnished to, the SEC are or will be made available through the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”) at www.sec.gov.
Upon a new annual information form, new audited annual consolidated financial statements (and accompanying management’s discussion and analysis) being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous audited annual consolidated financial statements and all interim consolidated financial statements (and in each case the accompanying management’s discussion and analysis), and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.
In addition, certain marketing materials (as the term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.
Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this Prospectus are not incorporated by reference in this Prospectus.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
WHERE YOU CAN FIND MORE INFORMATION
The Corporation has filed with the SEC a Registration Statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Each time the Corporation sells Securities under the Registration Statement, the Corporation will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
The Corporation is subject to the informational requirements of the U.S. Exchange Act and the applicable Canadian requirements, and in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.
The Corporation’s reports and other information filed with or furnished to the SEC are available from EDGAR, at www.sec.gov. The Corporation’s Canadian filings are available on SEDAR, at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR or EDGAR are neither incorporated in nor part of this Prospectus.
TECHNICAL INFORMATION
Guy Desharnais, Ph.D., P.Geo, who is a “qualified person” for the purpose of NI 43-101, has reviewed and approved the scientific and technical information set out herein, and is named in the AIF (as defined herein) as having reviewed and approved certain scientific and technical information as set out under the heading “Material Mineral Projects — The Canadian Malartic Royalty” with respect to the 5% net smelter return royalty on the producing Canadian Malartic mine (the “Canadian Malartic Royalty”).
The disclosure in this Prospectus, including the documents incorporated by reference herein, relating to the Canadian Malartic mine is generally based on information publicly disclosed by the owner or operator of the Canadian Malartic mine, and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) the document incorporated by reference herein, and none of this information has been independently verified by Osisko. Specifically, as a royalty, stream or other interest holder, Osisko has limited, if any, access to properties underlying its asset portfolio. Additionally, Osisko may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. Osisko is dependent on the operators of the properties and their qualified persons to provide information to Osisko or on publicly available information to prepare required disclosure pertaining to properties and operations on the properties on which Osisko holds royalty, stream or other interests and generally has limited or no ability to independently verify such information. Although Osisko does not have any knowledge that such information is not accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by Osisko’s royalty, stream or other interests. Osisko’s royalty, stream or other interests generally cover less than 100%, and sometimes only a small portion of, the publicly reported mineral reserves, mineral resources and production of the property.
THE CORPORATION
The Corporation was incorporated on April 29, 2014 under the name “Osisko Gold Royalties Ltd” pursuant to the Business Corporations Act (Québec), as a wholly-owned subsidiary of Osisko Mining Corporation, prior to its name change to “Canadian Malartic Corporation” (“CMC”). Following the completion on June 16, 2014 of a plan of arrangement pursuant to the Canada Business Corporations Act involving, among others, CMC, Agnico Eagle Mines Limited and Yamana Gold Inc., the Corporation became a reporting issuer in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Québec, and the Common Shares were listed on the TSX under the symbol “OR”. On July 6, 2016, the Common Shares began trading on the NYSE under the symbol “OR”.
As of the date of this Prospectus, the Corporation is a reporting issuer in each of the provinces of Canada and in the United States.
The Corporation’s head and registered office is located at 1100 avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, Canada, H3B 2S2.
THE BUSINESS OF THE CORPORATION
Osisko is engaged in the business of acquiring and managing royalties, streams and similar interests on precious metals and other commodities that fit Osisko’s risk/reward objectives. Osisko owns a portfolio of royalties, streams, offtakes, options on royalty/stream financings and exclusive rights to participate in future royalty/stream financings on various projects. The Corporation’s cornerstone asset is the Canadian Malartic Royalty.
Osisko’s main focus is on making investments in high quality, long-life precious metals royalty and stream assets located in favourable jurisdictions and operated by established mining companies, as these assets provide the best risk/return profile. Osisko also evaluates and invests in opportunities in other commodities and jurisdictions. Given that a core aspect of Osisko’s business is the ability to compete for investment opportunities, Osisko plans to maintain a strong balance sheet and ability to deploy capital.
As at July 25, 2023, Osisko owned a portfolio of 167 royalties, 14 streams and 3 offtakes, as well as 7 royalty options. Currently, the Corporation has 23 producing assets.
MATERIAL MINERAL PROJECTS
Osisko considers the Canadian Malartic Royalty to currently be its only material mineral project for the purposes of NI 43-101.
RECENT DEVELOPMENTS
Other than as described below, there have been no material developments in the business of the Corporation since March 31, 2023, the date of the Interim Financial Statements, which have not been disclosed in this prospectus or the documents incorporated by reference herein.
Corporate Changes
On July 5, 2023, the Corporation appointed Mr. Paul Martin, as its interim Chief Executive Officer and announced the departure of Mr. Sandeep Singh.
Preliminary Q2 Results
On July 6, 2023, the Corporation announced that it earned approximately 24,645 attributable gold equivalent ounces in the second quarter of 2023. In addition, the Corporation recorded preliminary revenues from royalties and streams of $60.5 million during the second quarter and preliminary cost of sales (excluding depletion) of $4.3 million, resulting in a quarterly cash margin of approximately $56.2 million.

For additional details, including details on the portfolio updates in the second quarter of 2023, please see the Update News Release. The figures presented in the Update News Release (as summarized above), including revenues and costs of sales, have not been audited or reviewed by the Corporation’s independent registered public accounting firm and are subject to change. As the Corporation has not yet finished its quarter-end procedures, the anticipated financial information presented in the Update News Release (as summarized above) is preliminary, subject to quarter-end adjustments, and may change materially.
CONSOLIDATED CAPITALIZATION
Other than the increase of the long-term debt of the Corporation from $134.37 million to $319.43 million after giving effect to the additional draw downs on the Corporation’s revolving credit facility of US$130 million on June 8, 2023 and US$10 million on June 29, 2023, there have been no other material changes in the Corporation’s share and loan capital structure, on a consolidated basis, since the date of the Interim Financial Statements. The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation since the date of the Corporation’s financial statements for its most recently completed financial period included in such Prospectus Supplement, including material change that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.
There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement.
PLAN OF DISTRIBUTION
The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to issuance of Debt Securities pursuant to such Prospectus Supplement.
PRIOR SALES
Prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading price and volume of Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain U.S federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities.
RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Corporation’s business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation can provide no assurance that it will successfully address any or all of these risks.
INTEREST OF EXPERTS
Guy Desharnais, Ph.D., P.Geo, has reviewed and approved certain scientific and technical information as set out herein in relation to the Corporation and is named in the AIF, Annual MD&A, Interim MD&A and Update News Release as having reviewed and approved certain scientific and technical information set out therein.
As of the date hereof, Dr. Guy Desharnais, Ph.D., P.Geo, holds (i) 12,432 Common Shares, (ii) 84,600 options to purchase Common Shares, and (iii) 28,509 restricted share units.
To the knowledge of the Corporation, as of the date hereof, Dr. Desharnais holds less than 1.0% of any class of outstanding securities of the Corporation or any associate or affiliate of the Corporation.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the distribution of the Securities pursuant to this Prospectus will be passed upon on behalf of the Corporation by Bennett Jones LLP in relation to Canadian law and by Paul, Weiss, Rifkind, Wharton & Garrison LLP in relation to U.S. law. The partners and associates of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than 1.0% of any class of outstanding securities of the Corporation.
WELL-KNOWN SEASONED ISSUER
The securities regulatory authorities in each of the provinces and territories of Canada have adopted substantively harmonized blanket orders, including DÉCISION No 2021-PDG-0066 Décision générale du régime de prospectus préable au bénéfice d’émetteurs établis bien connus (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Corporation in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of July 24, 2023, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part: (1) the documents listed under the heading “Documents Incorporated by Reference” in this Prospectus; (2) the consent of the Corporation’s independent registered public accounting firm, PricewaterhouseCoopers LLP; (3) the consent of the “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under the heading of “Interests of Experts”; (4) the consent of the Corporation’s Canadian counsel, Bennett Jones LLP; (5) the powers of attorney from certain directors and officers of the Corporation; and (6) the form of indenture for any Debt Securities issued under this Prospectus.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The independent registered public accounting firm of the Corporation is PricewaterhouseCoopers LLP, a partnership of Chartered Professional Accountants, located at 1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Québec, Canada H3B 4Y1. PricewaterhouseCoopers LLP has confirmed that it is independent of the Corporation within the meaning of the code of ethics of chartered professional accountants (Québec) and within the meaning PCAOB Rule 3520, Auditor Independence.
The transfer agent and registrar for the Common Shares is TSX Trust Company, which is located at 2001 Robert-Bourassa, Suite 1600, Montréal, Québec, Canada H3A 2A6, where transfers of the Common Shares may be recorded.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Québec Business Corporations Act (the “QBCA”), the Registrant must indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and with loyalty in the interest of the Registrant, or, as the case may be, in the interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.
The by-laws of the Registrant provide that the Registrant may, subject to the QBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by them in their capacity as a director or officer of the Registrant or an individual acting in a similar capacity of the Registrant or of another body corporate where he or she acts or acted in that capacity at the Registrant’s request. The Registrant has purchased third party director and officer liability insurance. In addition, the Registrant has entered into indemnity agreements with its directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.
Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

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EXHIBIT INDEX
Exhibit Number	Description
4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2022, dated March 24, 2023 (other than the section titled “2023 Guidance and 5-Year Outlook”) (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 (File No. 001-37814) (the “Form 40-F”)).
4.2	Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2022 and December 31, 2021, together with the notes thereto and the independent registered public accounting firm’s report thereon (the “Annual Financial Statements”), dated February 23, 2023 (incorporated by reference to Exhibit 99.2 to the Form 40-F).
4.3	Management’s discussion and analysis of the Registrant relating to the Annual Financial Statements, dated February 23, 2023 (other than the section titled “2023 Guidance and 5-Year Outlook”) (incorporated by reference to Exhibit 99.3 to the Form 40-F).
4.4	Management’s discussion and analysis of the Registrant for the three months ended March 31, 2023, dated May 10, 2023 (other than the section titled “2023 Guidance”) (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on May 11, 2023 (File No. 001-37814)).
4.5	Unaudited condensed interim consolidated financial statements of the Registrant as at and for the three-month periods ended March 31, 2023 and March 31, 2022, together with the notes thereto, dated May 10, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on May 11, 2023 (File No. 001-37814)).
4.6	Management information circular of the Registrant dated May 10, 2023, distributed in connection with the annual meeting of shareholders of the Registrant held on June 7, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on May 11, 2023 (File No. 001-37814)).
4.7	News release dated July 6, 2023 issued in respect of the Registrant’s second quarter deliveries, revenues, cash margin and asset advancements (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on July 11, 2023 (File No. 001-37814)).
5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Guy Desharnais, Ph.D., P.Geo.
5.3	Consent of Bennett Jones LLP.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture
107	Filing Fee Table.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Québec, on July 26, 2023.
OSISKO GOLD ROYALTIES LTD
By:	/s/ Frédéric Ruel Name: Frédéric Ruel Title: Chief Financial Officer and Vice President, Finance

III-3

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Paul Martin, Frédéric Ruel and André Le Bel, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Paul Martin Paul Martin	Interim Chief Executive Officer (Principal Executive Officer)	July 26, 2023
/s/ Frédéric Ruel Frédéric Ruel	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	July 26, 2023
/s/ Sean Roosen Sean Roosen	Chair of the Board of Directors	July 26, 2023
/s/ Joanne Ferstman Joanne Ferstman	Lead Director	July 26, 2023
/s/ John R. Baird John R. Baird	Director	July 26, 2023
/s/ Edie Hofmeister Edie Hofmeister	Director	July 26, 2023
/s/ Candace MacGibbon Candace MacGibbon	Director	July 26, 2023
/s/ Pierre Labbé Pierre Labbé	Director	July 26, 2023
/s/ William Murray John William Murray John	Director	July 26, 2023
/s/ Rob Krcmarov Rob Krcmarov	Director	July 26, 2023
/s/ Norman MacDonald Norman MacDonald	Director	July 26, 2023

III-4

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on July 26, 2023.
Osisko Mining (USA) Inc.
By:	/s/ André Le Bel Name: André Le Bel Title: Secretary

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